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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 24, 2001, except for Note 20, as to which the date is December 19, 2001 relating to the financial statements and financial statement schedule of Varian Semiconductor Equipment Associates, Inc., which appears in Varian Semiconductor Equipment Associates, Inc.'s Annual Report on Form 10-K for the year ended September 29, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, MA
May 3, 2002